AMENDMENT TO ADMINISTRATION, ACCOUNTING
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                          AND TRANSFER AGENCY AGREEMENT
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     AGREEMENT made as of this 12th day of February 2002, by and between Markman
MultiFund Trust (the "Trust") a Massachusetts business trust, Markman Capital Management, Inc. ("Markman"), a Minnesota corporation, and Integrated Fund Services, Inc. ("Integrated", formerly Countrywide Fund Services, Inc.), an Ohio corporation.

     WHEREAS, Integrated furnishes services to the Trust pursuant to an Administration, Accounting and Transfer Agency Agreement dated as of February 28, 1997 among Integrated, Markman and the Trust (the "Agreement");

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree to amend the Agreement as follows:

     "Nonpublic personal shareholder information shall remain the sole property of the Trust. Such information shall not be disclosed or used for any purpose except in connection with the performance of the duties and responsibilities described herein or as required or permitted by law. The provisions of this Section shall survive the termination of this Agreement. The parties agree to comply with any and all regulations promulgated by the Securities and Exchange Commission or other applicable laws regarding the confidentiality of shareholder information."

     IN WITNESS HEREOF, the parties hereto have caused the Amendment to be executed by their respective officers, hereunto duly authorized as of the day and year first above written.

                                        MARKMAN MULTIFUND TRUST

                                        By: /s/ Robert J. Markman
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                                           Robert J. Markman
                                           Chairman of the Board


                                        MARKMAN CAPITAL MANAGEMENT, INC.

                                        By: /s/ Robert J. Markman
                                           ----------------------------------
                                           Robert J. Markman
                                           President


                                        INTEGRATED FUND SERVICES, INC.

                                        By: /s/ Scott A. Englehart
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                                           Scott A. Englehart
                                           President